UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GSK plc (Exact name of registrant as specified in its charter)	GlaxoSmithKline Capital Inc. (Exact name of registrant as specified in its charter)

England and Wales (Jurisdiction of incorporation or organization)	Delaware (Jurisdiction of incorporation or organization)

98-0607772 (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)

79 New Oxford Street London WC1A 1DG United Kingdom (Address of principal executive offices)	1110 North Market Street, Suite 4056 Wilmington, Delaware 19890 United States (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.500% Notes due 2030	New York Stock Exchange
4.875% Notes due 2035	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file numbers to which this form relates:

333-278205 and 333-278205-02

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 9 through 20 of the Prospectus dated March 25, 2024 included in the registration statement on Form F-3 (Registration Nos. 333-278205 and 333-278205-02) of GSK plc and GlaxoSmithKline Capital Inc., as supplemented by the information under the heading “Description of the Notes” on pages S-18 through S-29 of the related Prospectus Supplement, dated March 6, 2025, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of GSK plc and GlaxoSmithKline Capital Inc. are currently registered. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1.

Prospectus dated March 25, 2024 and Prospectus Supplement dated March 6, 2025 incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated March 10, 2025 (Registration Nos. 333-278205 and 333-278205-02).

1.2

Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GlaxoSmithKline Capital Inc., Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas) (the “trustee”), incorporated by reference to Exhibit 4.3 of the registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on April 7, 2004.

1.3

First Supplemental Indenture, dated as of March 18, 2013, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.1 of the registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170 / Film No. 13696882), filed with the Securities and Exchange Commission on March 18, 2013.

1.4

Second Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.5 of the registrants’ Registration Statement on Form F-3 (File Nos. 333-217125 and 333-217125-01), filed with the Securities and Exchange Commission on April 3, 2017.

1.5

Third Supplemental Indenture, dated as of May 15, 2018, among GSK plc, as guarantor, GlaxoSmithKline Capital Inc., as issuer, and the trustee, incorporated by reference to Exhibit 4.2 to the registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on May 15, 2018.

1.6	Form of Global Note for 4.500% Notes due 2030.

1.7	Form of Global Note for 4.875% Notes due 2035.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

GSK PLC

By:	/s/ Julie Brown
Name:	Julie Brown
Title:	Chief Financial Officer and Executive Director

GLAXOSMITHKLINE CAPITAL INC.

By:	/s/ Richard John Latchford
Name:	Richard John Latchford
Title:	Vice President

Date: March 13, 2025

INDEX TO EXHIBITS

Exhibit

Exhibit No.

1.1	Prospectus dated March 25, 2024 and Prospectus Supplement dated March 6, 2025 incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated March 10, 2025 (Registration Nos. 333-278205 and 333-278205-02).

1.2	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GlaxoSmithKline Capital Inc., Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas) (the “trustee”), incorporated by reference to Exhibit 4.3 of the registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on April 7, 2004.

1.3	First Supplemental Indenture, dated as of March 18, 2013, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.1 of the registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170 / Film No. 13696882), filed with the Securities and Exchange Commission on March 18, 2013.

1.4	Second Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.5 of the registrants’ Registration Statement on Form F-3 (File Nos. 333-217125 and 333-217125-01), filed with the Securities and Exchange Commission on April 3, 2017.

1.5	Third Supplemental Indenture, dated as of May 15, 2018, among GSK plc, as guarantor, GlaxoSmithKline Capital Inc., as issuer, and the trustee, incorporated by reference to Exhibit 4.2 to the registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on May 15, 2018.

1.6	Form of Global Note for 4.500% Notes due 2030.

1.7	Form of Global Note for 4.875% Notes due 2035.